UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

IMPERIAL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7190	65-0854631
(Commission File No.)	(IRS Employer Identification No.)

1259 NW 21st Street
Pompano Beach, Florida 33069
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 917-4114

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

On October 17, 2012, Imperial Industries, Inc., a Delaware corporation (the “Company”), announced that Q.E.P. Co., Inc., a Delaware corporation (“QEP”), had completed the acquisition of the Company.  Pursuant to the terms of the previously announced Amended and Restated Agreement and Plan of Merger, dated as of August 8, 2012 (the “Merger Agreement”), by and among the Company, QEP and Imperial Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of QEP.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 17, 2012, pursuant to the terms of the Merger Agreement, QEP completed the acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of QEP.  As a result of the Merger, each share of the Company’s common stock (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was automatically converted into the right to receive $0.30 cash per share (the “Merger Consideration”).  Additionally, each stock option granted under any Company stock plan and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration less the exercise price for the option. Based on the aggregate number, immediately prior to the Effective Time, of outstanding (i) shares of Common Stock and (ii) stock options with an exercise price less than the Merger Consideration, the total purchase price paid pursuant to the Merger was approximately $770,000.

The foregoing description of the Merger Agreement and the transactions described therein is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 10.6 to the Current Report on Form 8-K filed by the Company on July 31, 2012.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information disclosed under Item 2.01 is incorporated herein by reference.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of the Merger Agreement, a change in control of the Company occurred on October 17, 2012. The information disclosed under Item 2.01 is incorporated herein by reference. As a result of the Merger, the Company became a wholly-owned subsidiary of QEP.

The total purchase price paid pursuant to the Merger was approximately $770,000, which consideration was funded from QEP’s cash and existing credit facilities.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the terms of the Merger Agreement, effective immediately prior to the Effective Time on October 17, 2012, each of S. Daniel Ponce, Lisa M. Brock, Milton J. Wallace, Morton L. Weinberger, and Howard L. Ehler resigned from the board of directors of the Company, and Lewis Gould and Leonard Gould became the directors of the Company. Also in connection with the merger, Howard L. Ehler’s employment as the Company’s Chief Operating Officer, Principal Operating Officer and Principal Financial Officer has been terminated as of October 17, 2012.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

Pursuant to the terms of the Merger Agreement, on October 17, 2012, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety to be identical to the certificate of incorporation and bylaws of Merger Sub.  Copies of the Company’s articles of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.

ITEM 5.07.SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 17, 2012, the Company held a special meeting of shareholders to consider and vote on a proposal to adopt the Merger Agreement providing for the Merger.  The information disclosed under Item 2.01 is incorporated herein by reference.

The proposal to adopt the Merger Agreement was approved by the Company’s shareholders holding approximately 63.5% of the outstanding shares. The results of the vote on the proposal were:

For	Against	Abstain	Broker non-votes
1,628,650	103,443	4,019	5,297

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc

Dated: October 17, 2012	By:	/s/ Lewis Gould
Lewis Gould
President

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company